UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007 (March 21, 2007)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 21, 2007, Dr. Fernando J. Zuñiga y Rivero, a member the board of directors of Transmeridian Exploration Incorporated (the “Company”), informed the nominating and governance committee that he will retire from the board effective as of the 2007 annual meeting of stockholders and will not stand for re-election as a director. Dr. Zuñiga y Rivero has been a director of the company since April 2005. Dr. Zuñiga y Rivero’s retirement was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

The press release of the Company dated March 23, 2007 regarding Dr. Zuñiga y Rivero’s retirement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release by Transmeridian Exploration Incorporated, dated March 23, 2007, announcing Dr. Fernando J. Zuñiga y Rivero’s retirement from the board of directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: March 23, 2007	By:	/s/ Nicolas J. Evanoff
	Name:	Nicolas J. Evanoff
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press release by Transmeridian Exploration Incorporated, dated March 23, 2007, announcing Dr. Fernando J. Zuñiga y Rivero’s retirement from the board of directors